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                                                                   Exhibit 10.34
                           INDEMNIFICATION AGREEMENT


         This Indemnification Agreement is made this ______ day of March, 1988 by and between The Charles Schwab Corporation, a Delaware corporation (the "Corporation"), and _________________________________________ (the
"Indemnitees").

         WHEREAS, the Corporation and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance; and

         WHEREAS, the Corporation and Indemnitee further recognize the substantial increase in corporate litigation subjecting officers and directors to expensive litigation risks at the same time as liability insurance has been severely limited; and

         WHEREAS, the Corporation believes that there can be no assurance that such insurance will continue to be available to the Corporation and Indemnitee, and believes that it is possible that the cost of such insurance, if obtainable, may not be acceptable to the Corporation; and

         WHEREAS, Indemnitee is unwilling to serve, or continue to serve, the Corporation as a director without assurances that adequate liability insurance, indemnification or a combination thereof is, and will continue to be provided; and

         WHEREAS, the Corporation, in order to induce Indemnitee to continue to serve the Corporation, has agreed to provide Indemnitee with the benefits contemplated by this Agreement which benefits are intended to supplement or, if necessary, replace the Corporation's existing directors' and officers' liability insurance; and

         WHEREAS, as a result of the provision of such benefits Indemnitee has agreed to serve or to continue to serve as a director of the Corporation;

         NOW THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, including Indemnitee's continued service to the Corporation, the Corporation and Indemnitee hereby agree as follows:

         1. Definitions. The following terms, as used in this Agreement, shall have the following respective meanings:

                 (a) "Advancement of Expenses" shall mean the right to be paid by the Corporation the expenses incurred in defending any Proceeding for which the right to indemnification conferred in Section 2 of this Agreement is applicable in advance of its final disposition.

                 (b) "Final Adjudication" shall mean a determination by a final judicial decision from which there is no further right to appeal.
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                 (c)  "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative.

         2. Right to Indemnification. The Corporation shall indemnify and hold harmless Indemnitee if Indemnitee was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by Indemnitee in connection therewith and such indemnification shall continue whether or not Indemnitee has ceased to be a director, officer, employee or agent; provided, however, that except as provided in Section 4 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify the Indemnitee in connection with a Proceeding (or part thereof) initiated by Indemnitee only if such Proceeding (or part thereof) was authorized or is subsequently ratified by the board of directors of the Corporation.

         3. Right to Advancement of Expenses. The right to indemnification pursuant to Section 2 of this Agreement shall include the right to the Advancement of Expenses; provided, however, that, if the Delaware General corporation Law requires, an Advancement of Expenses incurred by Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by Final Adjudication that Indemnitee is not entitled to be indemnified for such expenses under this Agreement or otherwise.

         4. Right of Indemnitee to Bring Suit. If a claim under Section 2 or 3 of this Agreement is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that
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indemnification of the Indemnitee is proper in the circumstances because the
Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Agreement or otherwise shall be on the Corporation.

         5. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         6. Officer and Director Liability Insurance. The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation's performance of its indemnification obligations under this Agreement. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation's directors. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

         7.      Construction of Certain Phrases.

                 (a) The term "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

                 (b) For purposes of this Agreement, references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent
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of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in the Delaware General Corporation Law.

         8. Scope. Notwithstanding any other provision of this Agreement, in the event that the express provisions of the Delaware General Corporation Law relating to indemnification by the Corporation of, or Advancement of Expenses by the Corporation to, its directors or officers are amended to permit broader indemnification or advancement of expenses, then the Corporation will provide such indemnification and advancement of expenses to the maximum extent permitted by the Delaware General Corporation Law. Any repeal or modification of this Agreement or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of Indemnitee or the obligations of the Corporation hereunder.

         9. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation's inability, pursuant to court order, to perform its obligations under the Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to costs, charges and expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

         10. Successors and Assigns. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and shall be binding on and inure to the benefit of the Indemnitee's heirs, executors and administrators.

         11. Amendment. No amendment, modification termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

         13. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          THE CHARLES SCHWAB CORPORATION



                                          By: /s/



                                          INDEMNITEE:



                                          /s/